SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant __

Filed by a Party other than the Registrant

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___ Preliminary Proxy Statement      ___ Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))
___ Definitive Proxy Statement

___ Definitive Additional Materials

 X  Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

           PROMETHEUS INCOME PARTNERS, a California limited partnership
                (Name of Registrant as Specified in Its Charter)

           PROMETHEUS DEVELOPMENT CO., INC., a California corporation
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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To:  The Limited Partners of Prometheus Income Partners

Prometheus Income Partners (the "Partnership") intends to hold, as soon as practicable, a meeting of the Limited Partners of the Partnership at which the Limited Partners will consider and vote on a proposal by the Partnership's General Partner for the Partnership to enter into a Merger Agreement with an affiliate of the General Partner. The General Partner and the affiliate are controlled by the same entities, and therefore the General Partner's interests conflict with those of the Limited Partners. For the Merger to proceed, a majority of the limited partnership interests must be voted in favor of the Merger. If approved and consummated, each Limited Partner will be entitled to receive $1,200 in cash for each Limited Partner Unit they hold, but as a result each Limited Partner will no longer be a Limited Partner and will have no right to any property of the Partnership.

A preliminary proxy statement was recently filed with the Securities and Exchange Commission. Once a definitive proxy statement has been filed with the Securities and Exchange Commission, it will be distributed to Limited Partners with a proxy card for Limited Partners to execute and return. Read the definitive proxy statement when you receive it because it contains important information which expands upon and clarifies the information contained in this letter. You can also obtain a preliminary version of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement to be provided to you will provide further information with respect to the proxy solicitation and the Merger, including a detailed list of the participants in the proxy solicitation as well as a description of their direct or indirect interests in the Partnership. Upon request, once they become available, the General Partner will provide you for free with a Proxy Statement, the Partnership's Annual Report on Form 10-K for the year ended December 31, 2000, the Partnership's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2000, and the Agreement and Plan of Merger dated as of June 22, 2000.

On behalf of the General Partner, I thank you for your support and appreciate your consideration of these matters.

                                    Prometheus Development Co., Inc., a
                                    California corporation


                                    /s/John J. Murphy
                                    By:    John J. Murphy
                                    Title: Vice President